Exhibit 23.1
STREAMLINE HEALTH SOLUTIONS, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Streamline Health Solutions, Inc.
Cincinnati, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-28055, 333-18625, 333-20765, 333-125393) of Streamline Health Solutions, Inc. of our report dated March 31, 2008, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on
Form 10-K.
/s/ BDO Seidman, LLP
Chicago, IL
March 31, 2008